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                                                                Exhibit 4(c)(ii)

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                         AVCO FINANCIAL SERVICES, INC.

                                      AND

                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),

                                                       Trustee




                           _________________________


                         SECOND SUPPLEMENTAL INDENTURE



                          Dated as of August 27, 1991

                          Supplementing the Indenture
                           Dated as of May 15, 1984,
                          as Supplemented by the First
                          Supplemental Indenture dated
                              as of March l, 1991


                           __________________________

                               SENIOR SECURITIES



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                        THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August
27, 1991, is between Avco Financial Services, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at 3349 Michelson Drive, Irvine, California 92715-1606, and The Chase Manhattan Bank (National Association), Trustee, having its principal corporate trust office at One New York Plaza, New York, New York 10081 (hereinafter called the "Trustee")

                                    RECITALS

                        The Company and the Trustee are parties to an Indenture, dated as of May 15, 1984, as Supplemented by a First Supplemental Indenture dated as of March 1, 1991 (as supplemented, the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Indenture.

                        The Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Indenture, by amending and restating certain provisions thereof, to permit the Company to require, if it shall so elect, that the Securities of any series be issued, in whole or in part, in the form of one or more Global Securities.

                        Section 11.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to make any other provisions with respect to matter or questions arising under the Indenture which shall not adversely affect the interests of the Holders.

                        The Company has determined that this Second
Supplemental Indenture complies with said Section 11.01 and does not require the consent of any Holders of Securities.

                        The Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 11.03 of the Indenture, stating, among other things, that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Second Supplemental Indenture, together with such other documents as may have been required by Section 1.02 of the Indenture.

                        All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.





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         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                        For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:


I.          AMENDMENTS TO THE INDENTURE

                        A. Section 1.01 of the Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

                        "Depository" shall mean, unless otherwise specified by the Company pursuant to either Section 2.03 and 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

                        "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee.

                        B. Section 2.01 of the Indenture is amended to add the words "or forms" after the word "form" in the first sentence of such Section.

                        C. Article Two of the Indenture is amended to add a new Section 2.03, which reads in its entirety as follows:

                                   "Section  2.03.  Securities Issuable in the
                        Form of a Global Security. (a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depository for such





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                        Global Security or Securities or its nominee,
                        (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.'

                        "(b) Notwithstanding any other provision of this
                        Section 2.03 or of Section 3.05, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole, but not in part and in the manner provided in
                        Section 3.05, only to another nominee of the Depository for such Global Security, or to a successor Depository for such Global Security selected or approved by the Company or to a nominee of such successor Depository.

                        "(c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security within 90 days after the Company receives such notice or becomes aware of such ineligibility or, at the Company's option, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security and in either case, the Company's election pursuant to Section 3.01(m), shall no longer be effective with respect to such Global Security.

                        "(ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of





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                        a Company Order for the authentication and
                        delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

                        "(iii)  If specified by the Company pursuant to Section
                        3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depository of such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Persons in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                        "(iv) If there shall have occurred an Event of Default under this Indenture, the Company will execute, and the Trustee will authenticate and deliver individual Securities in exchange for one or more Global Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

                        "(v) In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such





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                        Securities to the persons in whose names such
                        Securities are so registered."

                        D.  Section 3.01 of the Indenture is amended to (i) add
Section 2.03 to the sections referred to in the parenthetical exception to paragraph (b) of Section 3.01, (ii) delete the word "and" from paragraph (1),
(iii) redesignate paragraph (m) as paragraph (n) and (iv) add new paragraph (m) as follows:

                                   "(m) whether the Securities of the series
                        shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depository for such Global Security or Securities; and"

                        E. The first sentence of Section 3.05 of the Indenture is amended and restated to read as follows:

                                   "Subject to Section 2.03, Securities of any
                        series may be exchanged for a like aggregate principal amount of Securities of the same series and having the same terms of other authorized denominations."

                        F. The following paragraph is added at the end of Section 3.05 of the Indenture:

                                   "None of the Company, the Trustee, any
                        Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."


II.         GENERAL PROVISIONS

                        A. The recitals contained herein shall be taken as the statements of the Company, and the Trust assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this Second Supplemental Indenture. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                        B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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                        C.  This Second Supplemental Indenture shall be deemed
to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.





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                        IN WITNESS WHEREOF, AVCO FINANCIAL SERVICES, INC. has
caused this Second Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President or a Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) has caused this Second Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries. Executed and delivered in the Borough of Manhattan, The City of New York, as of the day and year first above written.

                                        AVCO FINANCIAL SERVICES, INC.



                                        By /S/ Herbert F. Smith
                                        ------------------------------------
                                        Title: Herbert F. Smith
                                               Sr. Vice President


[SEAL]


Attest:



/S/    Laila B. Soares
---------------------------------------
Title: Laila B. Soares, Asst. Secretary


                                                       THE CHASE MANHATTAN BANK
                                                         (NATIONAL ASSOCIATION),
                                                                         Trustee


                                                         By /S/ R. Sabo
                                                         ----------------------
                                                         Vice President



[SEAL]


Attest:




/S/ T. Moore
---------------------------
Assistant Secretary





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STATE OF CALIFORNIA )
                       ss.:
COUNTY OF ORANGE    )

                        On the 26th day of August, 1991 before me personally came Herbert F. Smith, to me known, who being by me duly sworn, did depose and say that he resides at Yorba Linda, that he is a Sr. Vice President of AVCO FINANCIAL SERVICES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                        /S/
                                        ---------------------------------------
                                                Notary Public--California
                                             Principal Office in Orange County
                                                  My Commission Expires

[SEAL]




STATE OF NEW YORK   )
                       ss.:
COUNTY OF NEW YORK  )

                        On the 26th day of August, 1991 before me personally came R.A. DeSorbo, to me known, who being by me duly sworn, did depose and say that he/she resides at 225 8th Avenue, Brooklyn, New York, that he/she is a Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                        /S/
                                        ---------------------------------------
                                            Notary Public, State of New York
[SEAL]                                              No.
                                                Qualified in
                                                Commission Expires